Exhibit 12.3

Reckson Operating Partnership, L.P.
Ratios of Earnings to Combined Fixed Charges

     The  following   table  sets  forth  the   calculation   of  the  Operating
Partnership's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):

===================== =========== ========= ========== =================== ==================== =============
                                                       For the Period from For the Period from
                                                         June 3, 1995       January 1, 1995
                                                              To                  to
Description              1998        1997       1996     December 31, 1995     June 2, 1995           1994
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
Interest                $55,139    $23,936   $13,331        $5,331              $7,622            $17,426
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
Rent Expense              1,321        952       830           434                 176                375
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
Amortization of
Debt
Issuance Costs            1,600        797       525           400                 195                564
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
                         58,060     25,685    14,686         6,165               7,993             18,365
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
Income from
Continuing
Operations
before Minority
Interest and
Fixed Charges          $123,369    $71,394   $39,781       $16,728              $8,187            $17,872
--------------------- ----------- --------- ---------- ------------------- -------------------- -------------
Ratio of Earnings
to Fixed Charges           2.12       2.78      2.71          2.71             1.02                  0.97
===================== =========== ========= ========== =================== ==================== =============